UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

                                January 24, 2001

                Date of Report (Date of earliest event recorded)

                                BB&T Corporation

             (Exact name of registrant as specified in its charter)

                         Commission file number: 1-10853

                            North Carolina 56-0939887
          (State of Incorporation) (I.R.S. Employer Identification No.)

                             200 West Second Street
                       Winston-Salem, North Carolina 27101

               (Address of Principal Executive Offices) (Zip Code)

                                 (336) 733-2000
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

                           This Form 8-K has 36 pages.

Item 5.   Other Events

BB&T to acquire F&M National Corporation of Winchester, Va.

     WINSTON-SALEM, N.C. - BB&T Corporation (NYSE: BBT) today said it plans to buy F&M National Corporation (NYSE: FMN) of Winchester, Va., in a $1.17 billion stock swap. The acquisition, one of two BB&T announced today, would expand
BB&T's presence along the Interstate 81 and Interstate 95 corridors into northern Virginia and the economically strong markets of Richmond and metro Washington, D.C.

     F&M National, with $4 billion in assets, is the parent company to 12 community banking subsidiaries (including pending acquisitions) in Virginia, West Virginia and Maryland. It operates 163 banking offices, 13 mortgage banking offices, three trust offices and six insurance offices.

     The F&M National merger would move BB&T into the No. 5 market share position in the Washington, D.C. metropolitan statistical area, the nation's wealthiest MSA in terms of per capita income; give it the No. 1 deposit market share position in Virginia's Tidewater area (Norfolk, Virginia Beach and Newport
News); and strengthen its position in Richmond, Va., a fast-growing technology center.

     The announcement comes on the same day BB&T said it would buy Fredericksburg, Va.-based Virginia Capital Bancshares Inc. Together, the mergers will increase BB&T's Virginia assets to more than $11 billion and move BB&T from sixth to a tie for fourth in market share in the state.

     The transaction, approved by the directors of both companies, is valued at $40.67 per F&M National share based on BB&T's closing price Tuesday of $37.31. The exchange ratio will be fixed at 1.09 BB&T shares for each F&M National share. The transaction will be accounted for as a pooling-of-interests.

     "BB&T's acquisition strategy is to pursue very high quality banks and thrifts in our market areas that improve our financial performance and franchise value," said BB&T Chairman and Chief Executive Officer John Allison. "We couldn't be more pleased with the prospects of a merger with F&M National, which clearly meets this objective.

     "BB&T and F&M National both have strong branch office networks and very compatible corporate cultures. This transaction will enable us to grow our franchise value and build on our momentum in selling fee-based products and services."

     F&M National's market area includes north, central and south Virginia including the Shenandoah Valley, as well as the eastern panhandle of West Virginia, and Montgomery and Prince George's counties in Maryland.

     F&M was formed in 1969 to serve as the holding company of its then sole subsidiary, F&M Winchester, organized in 1902. Since 1998, F&M has acquired approximately $1.4 billion in assets and $1.2 billion in deposits through 15 acquisitions.

     "Like BB&T, our strategy has been to provide the products and services of a regional bank, while maintaining the local appeal and autonomy of a community bank," said F&M National Vice Chairman, President and Chief Executive Officer Alfred B. Whitt.

     "We're committed to local decision making that results in responsible, reliable and empathetic client service. The fact that BB&T shares this approach makes this a perfect fit."

     The BB&T community banking network is currently divided into 23 autonomous regions. Each region has its own president and operates like a community bank. Nearly all lending decisions are made locally.

     The merger, which is subject to the approval of F&M shareholders and banking regulators, is expected to be completed in the third quarter.

     With today's announcements, BB&T will take a self-imposed 90-day moratorium on bank and thrift acquisitions, Allison said.

     Winston-Salem-based  BB&T  Corporation,   with  $60.9  billion  in  assets,
operates 889 banking offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Tennessee, Kentucky and Washington, D.C.

     BB&T Corporation is the nation's 17th largest financial holding company. More information is available at www.BBandT.com.


     This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections.

     Please refer to BB&T's filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T's forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

     BB&T's news releases are available at no charge through PR Newswire's Company News On-Call facsimile service. For a menu of BB&T's news releases or to retrieve a specific release call 1-800-758-5804, extension 809325.

     The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T's proposed acquisition of F&M National Corporation, on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated Jan. 23, 2001, between BB&T and F&M National Corporation. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC").

     Shareholders of F&M National Corporation and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which BB&T will file with the SEC in connection with the proposed merger because it will contain important information about BB&T, F&M National Corporation, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters.

     After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC web site (http://www.sec.gov) and from BB&T and F&M National Corporation as follows:

     Alan W. Greer, Shareholder Reporting, BB&T Corporation, P.O. Box 1290, Winston-Salem, NC, 27102. Telephone: (336) 733-3021.

     Michael Bryan, Secretary and General Counsel, F&M National Corporation, 9 Court Square, Winchester, VA, 22601. Telephone: (540) 665-4200.

     In addition to the proposed registration statement and proxy statement/prospectus, BB&T and F&M National Corporation file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York and Chicago.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BB&T's and F&M National's filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

                                      BB&T
                                       and
                            F&M National Corporation
                                 Winchester, VA
                          Expanding a Great Franchise
                              Analyst Presentation
                                January 24, 2001

Forward-Looking Information


BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated restructuring charges relating to the merger, the anticipated accretive effect of the merger, and BB&T's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and F&M National Corporation, the amount of general and administrative expense consolidation, costs relating to converting F&M National Corporation's bank operations and data processing to BB&T's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies, and the cost related to the merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T's anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities:
(1) expected cost savings from this merger or other previously announced mergers may not be fully realized or realized within the expected time frame; (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including F&M National Corporation may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and F&M National Corporation are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and F&M National Corporation may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and F&M National Corporation.

BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder value of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict.

                                     Outline

-    Background and transaction terms
-    Financial data
-    Rationale and strategic objectives
-    Investment criteria
-    Summary

                             BB&T Corporation (BBT)

-    $63.2 billion financial holding company*
- 939 branch locations in NC, SC, VA, GA, MD, WV, KY, TN, AL and the District of Columbia*

                                      For 3 months
                                     ended 12/31/00**
                                     --------------
-    ROA                                  1.63%
-    Cash Basis ROA                       1.76%
-    ROE                                 20.78%
-    Cash Basis ROE                      26.24%
-    Cash Basis Efficiency Ratio         46.58%

* Includes the pending acquisitions of FirstSpartan Financial Corp. and Century South Banks, Inc.
** Recurring earnings

                         F&M National Corporation (FMN)

-    $4.0 billion bank holding company*
-    163 locations in Virginia, West Virginia, and Maryland*

                                   For 3 months
                                  ended 12/31/00**
                                  --------------
-    ROA                               1.39%
-    Cash Basis ROA                    1.48%
-    ROE                              14.77%
-    Cash Basis ROE                   15.62%
-    Cash Basis Efficiency Ratio      57.94%

* Includes the pending acquisitions of Atlantic Financial Corporation and Community Bankshares of Maryland
**Recurring earnings

                           Pro Forma Company Profile*

-    Size:                   $67.7 billion in assets
                             $16.9 billion in market capitalization**

-    Offices:     NC:          339
                  VA:          283
                  GA:          133
                  SC:          101
                  WV:           98
                  MD:           97
                  TN:           35
                  KY:           10
                  DC:            8
                  AL:            2
                  ----------------
                  Total      1,106

* Includes pending acquisitions of FirstSpartan Financial Corporation and Century South Banks, Inc., as well as the acquisition of Virginia Capital Bancshares, Inc. which is being announced concurrently with this transaction.
**Based on closing prices as of 01/23/01

                            Terms of the Transaction

                            Terms of the Transaction

-   Purchase price:         $40.67 per share*
-   Aggregate value:        $1.17 billion*
-   Consideration:          A fixed exchange ratio of 1.09 shares of BB&T stock
                            for each share of F&M National
-   Structure:              Tax-free exchange of stock equal to 100% of purchase
                            price
-   Accounting Treatment:   Transaction will be accounted for as a
                            pooling-of-interests
-   Due Diligence Period:   To be completed by February 21, 2001
-   Lock-up provision:      Stock option agreement
-   Expected closing:       Third quarter 2001

*Based on BB&T's closing stock price of $37.3125 as of 01/23/01

                                     Pricing

-   Purchase price                 $40.67
-   Premium/market                  47.2%*
-   Price/12-31-00 stated book       2.95x
-   Price/LTM EPS                   21.18x
-   BB&T shares issued              31.3 million**

*Based on FMN's closing stock price of $27.625 as of 01/23/01
**BB&T shares issued based on FMN's shares outstanding and shares to be issued for pending acquisitions adjusted for stock options using the treasury method.

                            Acquisition Comparables*

                Comparable Acquisitions Announced since October 1, 2000
                   with Seller Assets over $250 Million



                                                                Date           Seller                    Deal Value/    Deal Pr/
       Buyer                           Seller                 Announced     Total Assets   Deal Value      Assets       Stock Pr
       -----                           ------                 ---------     ------------   ----------      ------       --------
                                                                                ($M)          ($M)           (%)          (%)

FleetBoston Financial              Summit Bancorp               10/2/2000     38,985.0      6,990.7          17.9         15.7
Firstar Corp.                      U.S. Bancorp                 10/4/2000     86,174.0     21,086.6          24.5         14.0
Wachovia Corporation               Republic Security
                                     Financial Corporation     10/30/2000      3,397.0        342.9          10.1         17.9
Hudson River Bancorp Inc.          Cohoes Bancorp Inc.         11/24/2000        739.3        160.7          21.7         14.7
BB&T Corp.                         Century South Banks, Inc.    12/5/2000      1,614.5        428.2          26.5         26.7
United Community Financial Corp.   Industrial Bancorp, Inc.     12/9/2000        415.7         91.8          22.1         38.1
SouthTrust Corporation             Bay Bancshares Inc.         12/11/2000        332.7         53.0          15.9         20.1
Fulton Financial Corporation       Drovers Bancshares
                                     Corporation               12/27/2000        755.3        146.6          19.4         44.0


Maximum                                                                       86,174.0     21,086.6          26.5         44.0
Minimum                                                                          332.7         53.0          10.1         14.0
Average                                                                       16,551.7      3,662.6          19.8         23.9
Median                                                                         1,184.9        251.8          20.6         19.0


Deal Price: $40.67
BB&T Corp                         F&M National Corporation                     4,038.0      1,168.6          28.9         47.2

Over/(Under) Average Comparables                                                           (2,493.9)          9.2         23.3





                                                                                                           Deal Pr/     Deal Pr/
                                                                Date              Deal       Deal Pr/        LTM        LTM Core
       Buyer                           Seller                 Announced          Pr/Bk         Tg Bk         EPS          EPS
       -----                           ------                 ---------          -----         -----         ---          ---
                                                                                  (%)           (%)           (x)          (x)

FleetBoston Financial              Summit Bancorp               10/2/2000        235.7         291.9         15.2         14.9
Firstar Corp.                      U.S. Bancorp                 10/4/2000        265.0         443.2         13.6         13.2
Wachovia Corporation               Republic Security
                                     Financial Corporation     10/30/2000        165.1         184.7         13.5         14.9
Hudson River Bancorp Inc.          Cohoes Bancorp Inc.         11/24/2000        124.8         125.9         25.7         21.0
BB&T Corp.                         Century South Banks, Inc.    12/5/2000        271.2         290.6         23.0         20.4
United Community Financial Corp.   Industrial Bancorp, Inc.     12/9/2000        153.9         153.9         15.2         15.2
SouthTrust Corporation             Bay Bancshares Inc.         12/11/2000        182.0         235.7         16.5         17.3
Fulton Financial Corporation       Drovers Bancshares
                                     Corporation               12/27/2000        267.8         268.1         25.9         26.8


Maximum                                                                          271.2         443.2         25.9         26.8
Minimum                                                                          124.8         125.9         13.5         13.2
Average                                                                          208.2         249.2         18.6         18.0
Median                                                                           208.8         251.9         15.9         16.2


Deal Price: $40.67
BB&T Corp                         F&M National Corporation                       294.9         325.3         21.2         21.1

Over/(Under) Average Comparables                                                  86.7          76.1          2.6          3.1


*Source for Acquisition Comparables: SNL Securities.


                            Acquisition Comparables

    Comparable Acquisitions Announced in the Southeast since October 1, 2000 with Seller Assets over $50 Million



                                                                   Date           Seller                    Deal Value/    Deal Pr/
         Buyer                    Seller                         Announced     Total Assets    Deal Value     Assets       Stock Pr
         -----                    ------                         ---------     ------------    ----------     ------       --------
                                                                                   ($M)           ($M)          (%)          (%)

Alabama National BanCorp.    Peoples State Bk of Groveland        10/10/2000       116.4          15.5        13.31           NA
First Bancorp                Century Bancorp Inc.                 10/20/2000       100.5          21.7        21.58        37.54
Wachovia Corp.               Republic Security Financial          10/30/2000     3,397.0         342.9        10.09        17.89
WesBanco Inc.                Freedom Bancshares Inc.              11/24/2000        97.2          11.0        11.31           NA
BB&T Corporation             Century South Banks, Inc.             12/5/2000     1,614.5         428.2        26.50        26.70
Trustmark Corporation        Barret Bancorp, Inc.                 12/13/2000       510.2         102.4        20.07           NA
F.N.B. Corporation           Citizens Community Bancorp, Inc.     12/18/2000       154.4          38.6        25.00       100.00
Pocahontas Bancorp, Inc.     Walden/Smith Financial Group, Inc.     1/4/2001       151.0          28.0        18.55           NA


 Average                                                                           767.7         123.5        18.3         45.5
 Median                                                                            152.7          33.3        19.3          8.9


 Deal Price: $40.67
 BB&T Corp                   F&M National Corporation                            4,038.0       1,168.6        28.9         47.2

 Over/(Under) Average Comparables                                                                             10.6          1.7




                                                                                                               Deal Pr/     Deal Pr/
                                                                   Date               Deal       Deal Pr/        LTM        LTM Core
         Buyer                    Seller                         Announced           Pr/Bk         Tg Bk         EPS          EPS
         -----                    ------                         ---------           -----         -----         ---          ---
                                                                                      (%)           (%)           (x)          (x)

Alabama National BanCorp.    Peoples State Bk of Groveland        10/10/2000        183.0         183.0           NA         12.8
First Bancorp                Century Bancorp Inc.                 10/20/2000        121.2         121.2         21.1         21.1
Wachovia Corp.               Republic Security Financial          10/30/2000        165.1         184.7         14.9         13.5
WesBanco Inc.                Freedom Bancshares Inc.              11/24/2000        146.2         146.8           NA         18.6
BB&T Corporation             Century South Banks, Inc.             12/5/2000        271.2         290.6         23.0         20.4
Trustmark Corporation        Barret Bancorp, Inc.                 12/13/2000        122.0         140.1         13.2           NA
F.N.B. Corporation           Citizens Community Bancorp, Inc.     12/18/2000        210.3         210.3         45.8         45.8
Pocahontas Bancorp, Inc.     Walden/Smith Financial Group, Inc.     1/4/2001        181.5         184.5         16.6           NA


 Average                                                                            175.1         182.7         22.4         22.0
 Median                                                                             173.3         183.7         15.8         16.0


 Deal Price: $40.67
 BB&T Corp                   F&M National Corporation                               294.9         325.3         21.2         21.1

 Over/(Under) Average Comparables                                                   119.9         142.7         (1.2)        (1.0)



                                                                              11

                          Financial Data

                                Financial Summary

For Quarter Ended:                  12/31/00                12/31/00
                                      BB&T*                   FMN*
                                      ----                    ---
ROA                                   1.63%                  1.39%
ROE                                  20.78                  14.77
Net interest margin (FTE)             4.17                   4.40
CB Efficiency ratio                  46.58                  57.94
Net charge-offs/(recoveries)           .32                    .18
Reserve/NPLs                        346.96                 183.48
NPAs/assets                            .33                    .62

*Recurring earnings

                                Capital Strength

                           BB&T           FMN
                        (12/31/00)     (12/31/00)
                        ----------     ----------
Equity/assets               8.1%          9.5%
Leverage capital ratio      7.1%          9.2%
Total risk-based capital   12.0%         15.2%*

*As of 9/30/00

                            Rationale For Acquisition

- BB&T has an announced strategy to pursue in-market (Carolinas/Virginia/West Virginia/DC/Maryland/Georgia/ Tennessee) and contiguous state acquisitions of high quality banks and thrifts in the $250 million to $10 billion range. The acquisition of F&M National is consistent with this strategy.
- This acquisition is very consistent with past acquisitions which we have successfully executed, i.e. it fits our model.
- The acquisition of F&M National ties BB&T for the number 4* market share position in the state of Virginia. This acquisition also provides BB&T with the number 5 market share position in the Washington, DC MSA, and the number 1 market share position in the Norfolk/Virginia Beach/Newport News MSA.


* Includes the deposits of Virginia Capital Bancshares, Inc., BB&T's concurrently announced acquisition.

                              Strategic Objectives

The key strategic objectives achieved in this acquisition:
- Increases BB&T's existing share in the vibrant Virginia market from 6% to 10% and ties BB&T for the number 4* market share position
- Moves BB&T into the number 5 market share position in the strategically important Washington, DC MSA and significantly enhances BB&T's presence in surrounding Northern Virginia
-    Improves efficiency
     - 35% cost savings fully realized in the first 12 months of operations following conversion
- Utilizes F&M National's branch franchise to sell BB&T's broad array of retail and commercial banking products to their existing customer base and expand the reach of the branch beyond F&M National's traditional customer
- Increases product and market penetration through the use of BB&T's world standard sales system

* Includes the deposits of Virginia Capital Bancshares, Inc., BB&T's concurrently announced acquisition.

                              Franchise Enhancement

- Provides BB&T with the #1 deposit market share in the Norfolk/Virginia Beach/Newport News MSA
- Extends BB&T's branch distribution system along the I-81 corridor into northern Virginia and enhances BB&T's branch distribution system in the strategically important markets of Richmond, VA and Washington, DC
-    Increases BB&T's Virginia trust assets by approximately 63% to $1.8 billion
- Significant cross-sell opportunities from the addition of BB&T's broad product line

                             Efficiency Improvement

                          Targeted Annual Cost Savings
                          ----------------------------
                         $45.9 million or approximately
                      35% of FMN's pro forma expense base*

                     Assumes closing of 15 of 163 locations
                               or 9% of branches

* F&M expense base pro forma for pending acquisitions of Atlantic Financial Corporation and Community Bankshares of Maryland. Cost savings include F&M's announced savings for Atlantic Financial as well as BB&T's projected cost savings resulting from the divestiture of branches.

                           After-Tax One-Time Charges

                   One-time after-tax merger-related charges
                                 $55.0 million*


*Net of estimated premium of $9.1 million from divested deposits

                               Branch Locations

        [Map showing location of both existing and pending BB&T branches throughout AL, MD, VA, DC, WV, KY, NC, SC, TN and GA inserted here]

                                Branch Locations

           [Map showing location of F&M National Corporation branches throughout VA, WV and DC inserted here]

                             Market Characteristics
         [Graphic of State of Virginia inserted on left side of slide]

-    1999 unemployment rate - 2.7% (37% below national rate)
-    12th most populated state
-    Highest per capita income in the Southeast
-    Total employment is projected to expand 19.9% (1993 - 2005)
- High-tech economy: 2nd largest computer software and 3rd largest advanced telecommunication industries
- 76 major corporations with revenues of $200 million or more, including 16 Fortune 500 companies, are headquartered in Virginia
- The Greater Richmond, Va. Area; which includes Chesterfield, Hanover, and Henrico counties; is a technology center that is earning worldwide recognition in semiconductors, microelectronics, information technology, medical research and biotechnology, chemical synthesis research, and telecommunications.

                             Market Characteristics
  [Graphic of States of Virginia and Maryland and DC area inserted on left side of slide with Northern VA, Southern Maryland and Metro DC area outlined]

-    With 5 million residents, the Metro DC market is the nation's 5th largest
     MSA.
- Metro DC is the nation's leader in per capita income; 44.2% above the national average.
-    Total employment in Metro DC is projected to expand 19.9% (1993-2005).
- The Washington, DC MSA population increased by 11.6% between 1990 and 1999 and the median household income increased by 36.2% in the same period. The population and the median household income are projected to grow an additional 3.8% and 14.2%, respectively, through 2004.

                            BB&T Investment Criteria

-           EPS and Cash Basis EPS (accretive by year 2)
-           Internal rate of return (15% or better)
-           Return on equity and Cash Basis ROE (accretive by year 3)
-           Return on assets and Cash Basis ROA (accretive by year 3)
-           Book value per share (accretive by year 5)
-           Must not cause combined leverage capital ratio to go below 7%

Criteria are listed in order of importance. There are sometimes trade-offs among criteria.

                                   Assumptions

- BB&T's 2001 EPS is based on the First Call estimate of $2.46 and subsequent years are based on 12% income statement and balance sheet growth.
- FMN's 2001 EPS, prior to acquisition effects, is based on the First Call estimate of $2.06.
- 35% annual cost savings ($45.9 million) fully realized in the first 12 months following conversion.
-    Assumes divestiture of $226.3 million.
- Growth Rates - Following the acquisition, we have assumed 12% income statement and balance sheet growth in year 1, 14% in years 2 through 5, and 12% in years 6 through 10, except for the items noted below:
     - FMN's core net interest margin is incrementally decreased in years 1 through 5 to obtain a margin of 4.35%.
     - FMN's loan loss allowance is raised to 1.30% to match BB&T's reserve philosophy.
     -  FMN's net charge-off rate for loan losses is assumed to be 0.35%.

                            Earnings Per Share Impact

                               Accretion                      Accretion
                               (Dilution)    Pro Forma        (Dilution)
                Pro Forma      Pro Forma     Cash Basis       Pro Forma
                   EPS           Shares         EPS             Shares
               -----------    -----------   ------------     ------------
2001*           $ 2.44          $(0.024)       $ 2.56          $(0.029)
2002              2.77            0.007          2.89            0.003
2003              3.11            0.014          3.23            0.010
2004              3.48            0.020          3.60            0.016
2005              3.90            0.027          4.02            0.023
2006              4.38            0.036          4.50            0.032
2007              4.91            0.044          5.03            0.040
2008              5.50            0.050          5.62            0.046
2009              6.16            0.056          6.28            0.052
2010              6.90            0.064          7.02            0.060
2011              7.73            0.072          7.85            0.068

Internal rate of return    17.09%
                           ------

* Recurring earnings

                                   ROE Impact1

                                          Pro Forma
            Pro Forma                     Cash Basis
              ROE(%)        Change          ROE (%)         Change
           -----------     --------      ------------      --------
2001 2        20.53         (0.36)          24.66           (0.60)
2002          21.07          0.09           24.59           (0.01)
2003          20.72          0.11           23.50            0.03
2004          20.34          0.11           22.54            0.05
2005          19.99          0.11           21.74            0.06
2006          19.70          0.11           21.08            0.07

1 The decrease in ROE results from the build up in equity relative to assets.
  If consistent with attaining and maintaining a leverage capital ratio of at least 7%, BB&T may choose to leverage the balance sheet further through future purchase acquisitions.
2 Recurring earnings

                                   ROA Impact

                                            Pro Forma
           Pro Forma                        Cash Basis
            ROA (%)         Change           ROA (%)         Change
          -----------      --------        ------------     --------


2001*        1.67          (0.00)              1.77          (0.00)
2002         1.70           0.02               1.79           0.02
2003         1.70           0.02               1.78           0.02
2004         1.70           0.02               1.77           0.02
2005         1.71           0.02               1.77           0.02
2006         1.71           0.02               1.76           0.02

* Recurring earnings

                            Book Value/Capital Impact

                Pro Forma
           Book Value Per Share
           --------------------     Pro Forma
                      Accretion     Leverage      Accretion
          Stated      (Dilution)      Ratio       (Dilution)
         --------    ------------   ----------    -----------
2001     $ 12.30      $ (0.03)        7.75%          0.06
2002       14.02        (0.02)        8.07           0.07
2003       16.02        (0.01)        8.36           0.07
2004       18.30         0.01         8.63           0.07
2005       20.85         0.04         8.87           0.07
2006       23.71         0.08         9.08           0.07
2007       26.93         0.12         9.26           0.07
2008       30.53         0.17         9.43           0.08
2009       34.56         0.22         9.57           0.09
2010       39.07         0.29         9.69           0.10
2011       44.13         0.36         9.80           0.11

                                     Summary

-    The acquisition of F&M National Corporation is a strong strategic fit:
     - It helps accomplish our goal of expanding our Virginia and Washington, DC area markets
     -  It fits culturally and geographically
     - This is the type of merger we have consistently and successfully executed
-    Overall Investment Criteria are met:
     -  EPS and Cash Basis EPS accretive in 2002
     -  IRR 17.09%
     -  ROE accretive in 2002 and Cash ROE accretive in 2003
     -  ROA and Cash ROA accretive in 2002
     -  Book value accretive in 2004
     -  Combined leverage ratio remains above 7%

                                    Appendix

-           Historical Financial Data
-           Glossary
- Where to go for additional information about BB&T, F&M National Corporation and the merger


F&M National Corporation
Financial Summary
                                                             %                      %                        %
                                              1998        Change     1999         Change       2000        Change
                                           ---------      ------   ----------     ------    ---------      ------
Earnings Summary  (In thousands)
Interest Income (FTE)
Interest on loans & leases .............   $ 160,289        7.0%   $ 159,422        -0.5%   $ 170,078        6.7%
Interest & dividends on securities .....      47,233       15.4%      52,346        10.8%      64,646       23.5%
Interest on temporary investments ......       8,266       69.4%       5,336       -35.4%       5,828        9.2%
                                           ----------              ----------               ----------
    Total interest income (FTE) ........     215,788        5.3%     217,104         0.6%     240,552       10.8%
                                           ----------              ----------               ----------

Interest Expense
Interest expense on deposit accounts ...      84,268        9.0%      78,371        -7.0%      91,642       16.9%
Interest on short-term borrowings ......       3,849       20.4%       3,968         3.1%       7,008       76.6%
Interest on long-term debt .............       1,103        6.6%       1,572        42.5%       1,483       -5.7%
                                           ----------              ----------               ----------
    Total interest expense .............      89,220        2.8%      83,911        -6.0%     100,133       19.3%
                                           ----------              ----------               ----------

Net interest income (FTE) ..............     126,568        7.2%     133,193         5.2%     140,419        5.4%
     Less taxable equivalency adjustment       1,483        N/A        1,429        -3.6%       1,735       21.4%
Net interest income ....................     125,085        5.9%     131,764         5.3%     138,684        5.3%
Provision for loan losses ..............       5,541       -6.3%       4,021       -27.4%       3,951       -1.7%
                                           ----------              ----------               ----------
Net interest income after provision ....     119,544        6.6%     127,743         6.9%     134,733        5.5%
                                           ----------              ----------               ----------

Noninterest Income
Service charges on deposit accounts ....      13,752       23.5%      15,509        12.8%      18,229       17.5%
Non-deposit fees and commissions .......      18,560       55.6%      25,178        35.7%      33,420       32.7%
Other operating income .................       4,806       11.5%       4,306       -10.4%       3,153      -26.8%
                                           ----------              ----------               ----------
    Total noninterest income ...........      37,118       17.5%      44,993        21.2%      54,802       21.8%
                                           ----------              ----------               ----------

Noninterest Expense
Personnel ..............................      55,442       13.6%      63,165        13.9%      65,851        4.3%
Occupancy & equipment ..................      15,266        4.2%      16,680         9.3%      17,974        7.8%
Other operating expenses ...............      29,102        7.5%      30,366         4.3%      32,417        6.8%
                                           ----------              ----------               ----------
    Total noninterest expense ..........      99,810       10.2%     110,211        10.4%     116,242        5.5%
                                           ----------              ----------               ----------

Net income before taxes ................      56,852        6.8%      62,525        10.0%      73,292       17.2%
Income taxes ...........................      19,271                  21,320                   25,166
                                           ----------              ----------               ----------
Net income before nonrecurring charges .      37,581        5.1%      41,205         9.6%      48,126       16.8%
                                           ----------              ----------               ----------
Nonrecurring charges ...................       1,357                   1,797                     (172)
                                           ----------              ----------               ----------
    Net income .........................   $  38,938        8.8%   $  43,002        10.4%   $  47,954       11.5%
                                           ==========              ==========               ==========

Basic EPS ..............................   $    1.55        7.7%   $    1.72        11.1%   $    1.93       12.2%
Diluted EPS ............................        1.54        8.5%        1.71        11.0%        1.92       12.3%
Diluted EPS before nonrecurring charges         1.49        N/A         1.64        10.2%        1.93       17.7%

Book value .............................   $   12.77        8.3%   $   12.36        -3.2%   $   13.79       11.6%

EOP shares .............................      24,423                  24,896                   24,613
Basic shares ...........................      25,112                  24,970                   24,820
Diluted shares .........................      25,277                  25,145                   24,961

                                                                              32


F&M National Corporation
Financial Summary
                                                           %                      %                     %
                                               1998      Change       1999      Change       2000     Change
                                           -----------   ------   -----------   ------   -----------  ------
Average Balance Sheet
(In thousands)
Assets
Loans ..................................   $1,785,338      4.4%   $1,867,025      4.6%   $1,991,099     6.6%
Securities .............................      757,646     12.0%      846,438     11.7%      994,451    17.5%
Other earning assets ...................      163,778     65.4%       98,524    -39.8%       79,435   -19.4%
                                           -----------            -----------            -----------
    Total interest-earning assets ......    2,706,762      8.9%    2,811,987      3.9%    3,064,985     9.0%
                                           -----------            -----------            -----------

Goodwill & other intangibles ...........       10,846     17.5%       10,280     -5.2%       19,158    86.4%
Other assets ...........................      246,195      7.3%      246,452      0.1%      262,860     6.7%
                                           -----------            -----------            -----------
    Total assets .......................   $2,963,803      8.8%   $3,068,719      3.5%   $3,347,003     9.1%
                                           ===========            ===========            ===========

Net interest margin ....................         4.68%                  4.74%                  4.58%


Liabilities & Shareholders' Equity
Interest-bearing deposits:
Money Market & NOW .....................   $  692,529     13.8%   $  741,350      7.0%   $  769,402     3.8%
Savings ................................      221,768     -0.6%      230,293      3.8%      232,523     1.0%
CD's and other time ....................    1,102,712      2.4%    1,081,345     -1.9%    1,209,491    11.9%
                                           -----------            -----------            -----------
    Total interest-bearing deposits ....    2,017,009      5.7%    2,052,988      1.8%    2,211,416     7.7%
Short-term borrowed funds ..............      102,017     10.9%      116,277     14.0%      154,186    32.6%
Long-term debt .........................       18,469     15.7%       25,884     40.1%       22,998   -11.1%
                                           -----------            -----------            -----------
    Total interest-bearing liabilities .    2,137,495      6.0%    2,195,149      2.7%    2,388,600     8.8%

Demand deposits ........................      496,856     20.2%      535,997      7.9%      605,460    13.0%
Other liabilities ......................       26,548     23.2%       25,338     -4.6%       29,248    15.4%
                                           -----------            -----------            -----------
    Total liabilities ..................    2,660,899      8.5%    2,756,484      3.6%    3,023,308     9.7%
                                           -----------            -----------            -----------

Preferred equity .......................         --                                            --      --
Common equity ..........................      302,904     11.0%      312,235      3.1%      323,695     3.7%
                                           -----------            -----------            -----------
    Total equity .......................      302,904     11.0%      312,235      3.1%      323,695     3.7%
                                           -----------            -----------            -----------
                                           -----------            -----------            -----------

Total liabilities & shareholders' equity   $2,963,803      8.8%   $3,068,719      3.5%   $3,347,003     9.1%
                                           ===========            ===========            ===========

F&M National Corporation
Financial Summary

                                                                  %                              %                          %
                                                   1998         Change              1999       Change          2000       Change
                                           --------------       ------      -------------      ------   ------------      ------
Ratio Analysis
ROA ...................................            1.27%                            1.34%                      1.44%
ROCE ..................................           12.41%                           13.20%                     14.87%
Efficiency ratio ......................            61.0%                            61.9%                      59.5%
Adj. noninterest income / Adj. revenues            22.7%                            25.3%                      28.1%
Average equity / Average assets .......            10.2%                            10.2%                       9.7%

Credit Quality
(In thousands)
Beginning .............................    $      23,095                    $      23,509               $    24,051
                                           --------------                   --------------              ------------
Provision .............................            5,541                            4,021                     3,951
Acquired allowance ....................               --                               --                        --
Net charge-offs .......................           (5,127)                          (3,479)                   (3,465)
                                           --------------                   --------------              ------------
Ending allowance ......................    $      23,509                    $      24,051               $    24,537
                                           --------------                   --------------              ------------


Allowance .............................             1.29%                            1.27%                     1.19%
Charge-off rate .......................             0.29%                            0.19%                     0.17%

Period end loans & leases .............    $   1,825,420            3.0%    $   1,887,315         3.4%  $ 2,068,702          9.6%

Period end common equity ..............    $     311,949            8.3%    $     307,682        -1.4%  $   339,428         10.3%

Period end total assets ...............    $   3,100,117            7.8%    $   3,098,167        -0.1%  $ 3,568,780         15.2%

                                                                              34

                                    Glossary

Return on Assets - recurring earnings for the period as a percentage of average assets for the period.

Return on Equity - recurring earnings for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios - These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio - calculated as recurring noninterest expense as a percentage of the sum of recurring net interest income on a fully taxable equivalent basis and recurring noninterest income.

Leverage Capital Ratio - Common shareholders' equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio - The sum of shareholders' equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio - Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return - The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Recurring   Results  or  Ratios  -  earnings   excluding  charges  and  expenses
principally related to completing mergers and acquisitions.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T's proposed acquisition of F&M National Corporation on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated January 23, 2001, between BB&T and F&M National . This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC").

Shareholders of F&M National and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which BB&T will file with the SEC in connection with the proposed merger because it will contain important information about BB&T, F&M National, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC's web site (http://www.sec.gov) and from FMN and BB&T as follows:

   Michael L. Bryan                          Alan W. Greer
   Corporate Secretary, General Counsel      Shareholder Reporting
   F&M National Corporation                  BB&T Corporation
   9 Court Square                            Post Office Box 1290
   Winchester, Virginia  22601               Winston-Salem, North Carolina 27102
   Phone:  (540) 665-4200                    Phone:  (336) 733-3021

In addition to the proposed registration statement and proxy statement/prospectus, BB&T and FMN file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BB&T's and FMN's filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BB&T CORPORATION
                                                (Registrant)

                                     By:         /S/ SHERRY A. KELLETT

                                                    Sherry A. Kellett
                                Senior Executive Vice President and Controller
                                           (Principal Accounting Officer)

Date:  January 24, 2001.